UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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GlobalSantaFe Corporation

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GlobalSantaFe Corporation

15375 Memorial Drive

Houston, Texas 77079-4101

Supplement to the Proxy Statement

Dated April 26, 2004

The following supplementary information to the Company’s Proxy Statement dated April 26, 2004 has been posted on the Company’s website at www.gsfdrill.com.

The tabular information following the Cumulative Total Shareholder Return graph was incorrect and did not correspond to the plot points in the graph, which were correct. The graph is re-published below with the correct tabular information below it.

CUMULATIVE TOTAL SHAREHOLDER RETURN

The following graph compares the changes in the cumulative total shareholder returns of (i) the Company, (ii) the Standard & Poor’s 500 Stock Index, and (iii) a peer group comprised of a weighted index of a group of other companies in the Company’s industry. The peer group is comprised of: Diamond Offshore Drilling Inc.; ENSCO International Incorporated; Noble Drilling Corporation; Pride International, Inc.; Rowan Companies, Inc.; and Transocean Inc. The graph assumes that $100 was invested on December 31, 1998, in each of the Company’s ordinary shares, the S&P 500, and the peer group, and that all dividends were reinvested.

5 Year Total Shareholder Return

Global Santa Fe vs. S&P 500 and an Industry Peer Group

	December 1998	December 1999	December 2000	December 2001	December 2002	December 2003
Peer Group	$100	$171.80	$235.90	$175.31	$153.10	$156.04
S&P 500 Index	$100	$121.04	$110.02	$96.96	$75.54	$97.19
GlobalSantaFe	$100	$179.51	$223.20	$199.50	$170.97	$175.87

*	Santa Fe International stock price was used prior to merger

In the table regarding Aggregated Option Exercises in 2003 and Year-End Option Values, the securities underlying C. Stedman Garber Jr.’s and Marion M. Woolie’s unexercised options were incorrectly reported. The correct numbers of Mr. Garber’s exercisable and unexercisable options and Mr. Woolie’s unexercisable options appear in the corrected table below:

OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth information concerning the exercise of stock options during 2003 by each person who served as the Company’s chief executive officer during 2003 and the other executive officers named in the Summary Compensation Table, and the fiscal year-end value of unexercised options.

AGGREGATED OPTION EXERCISES IN 2003

AND YEAR-END OPTION VALUES

Name	Number of Shares Underlying Options Exercised (#)	Value Realized(1) ($)	Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End(2) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
C. S. Garber	—	$—	776,775	388,600	$3,210,381	$614,250
J. A. Marshall	22,166	$379,925	501,396	345,250	$2,852,073	$733,000
R. E. Rose	—	$—	815,653	287,050	$3,350,353	$—
W. M. Ralls	—	$—	221,059	109,270	$670,057	$—
J. L. McCulloch	—	$—	192,993	97,500	$624,470	$—
M. M. Woolie	—	$—	262,290	89,270	$1,011,215	$—

(1)	Represents the spread between the exercise price and the sale price of the shares received upon exercise if such shares were sold on exercise or the spread between the exercise price and the fair market value of the shares received if such shares were held following exercise.

(2)	Represents the positive spread between the exercise price and the year-end closing price of $24.83.